                        ASSIGNMENT OF INTEREST IN PATENT

STATE OF GEORGIA
COUNTY OF APPLING

      THIS ASSIGNMENT, made and entered into this 10th day of December, 1999, by and between, and International Press and Shear Corp. ("IPSC"), a Georgia corporation and Waste Technology Corp. ("WasteTech"), a Delaware corporation, sometimes hereinafter jointly referred to as the "Assignors", parties of the first part, and IPS Balers Inc. ("IPSB") a Georgia corporation, party of the second part.

                                   WITNESSETH:

      WHEREAS, IPSC and IPSB entered into an Asset Purchase and Sale Agreement dated as of December 10, 1999 (the "Agreement"), providing for the sale and transfer of the assets connected with the operation of the baler manufacturing facility located at 396 Frost Industrial Boulevard Baxley, Appling County, Georgia; and

      WHEREAS, WasteTech owns all of the issued and outstanding stock of IPSC, and has guaranteed IPSC's warranties and representations contained in the Agreement; and

      WHEREAS, the agreement provides for the conveyance of all of the interest of IPSC and WasteTech in and to U.S. Patent No. 5,845,568 for the "hinged side baler" issued December 8, 1998 to and held by F.F. (Sonny) Rosser Jr. ("Rosser"), and in which Assignors claim an interest (hereinafter the Patent);

      NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), the consideration set forth in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. IPSC and WasteTech hereby transfer, assign, convey and relinquish unto JPSB, its successors and assigns, all interest the Assignors have or may have in and to the Patent.

      2. Assignors warrant that they, or either of them, have not previously assigned any interest in the Patent in whole or in part.

      3. Assignors make no warranty as to title or ownership the Patent; this Assignment being a conveyance of any rights or title either ISPC or WasteTech may have as Rosser's employer and in the financing of the Patent application process, and a relinquishment in favor of ISPB of rights of ownership to the Patent previously claimed.

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      4. IPSC agrees to execute such additional documents as may be reasonably required to assign any interest it may have in the Patent upon request by IPSB.

      5. This Assignment is made in further consideration of ISPB's obligation to sublicense the right to manufacture certain Patented items if ISPB acquires rights to the Patent from Rosser, as provided in Section 11 of the Agreement.

      6. The terms and provisions hereof shall extend to and be binding upon the parties hereto, their successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed and sealed in duplicate by their duly authorized officers on the day and year first above written.

                                     INTERNATIONAL PRESS AND SHEAR CORP.  (L.S.)

                                     By: /s/ Ted C. Flood
                                         ---------------------------------
                                         Ted C. Flood, Secretary

                                                                (CORPORATE SEAL)


                                    WASTE TECHNOLOGY CORP.                (L.S.)

                                     By: /s/ Ted C. Flood
                                         ---------------------------------
                                         Ted C. Flood, CEO

                                                                (CORPORATE SEAL)